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                                                                    EXHIBIT 10.9

                             PURE RESOURCES, INC.

                                EQUITY PLAN FOR
                               OUTSIDE DIRECTORS

     Section 1.     Establishment and Purpose.  Pure Resources, Inc., a Delaware
                    -------------------------
corporation (the "Company"), hereby establishes this Pure Resources, Inc. Equity Plan for Outside Directors (the "Plan"). The purpose of the Plan is to encourage the highest level of director performance by providing outside directors of the Company with a more direct interest in the Company's attainment of its financial goals.

     Section 2.     Certain Definitions.  For purposes of the Plan, the
                    -------------------
following terms shall have the indicated meanings:

     (a) "Annual Retainer" shall have the meaning specified in Section 5(a) hereof.

     (b) "Board of Directors" means the Board of Directors of the Company.

     (c) "Cash Compensation" shall have the meaning specified in Section 5(a) hereof.

     (d) "Cash Unit" means the entry in a Deferred Compensation Account of a fictional deferred compensation unit equal to One Dollar to be used solely for accounting purposes under this Plan.

     (e) "Common Stock" means the Common Stock, par value $.01 per share, of the Company, or any stock or other securities of the Company hereafter issued or issuable in substitution or exchange for the Common Stock.

     (f) "Committee" means the committee appointed by the Board of Directors to administer the Plan pursuant to Section 3.

     (g) "Deferred Compensation Account" shall have the meaning specified in
Section 6(d) hereof.

     (h) "Director Compensation" shall have the meaning specified in Section 6 hereof.

     (i) "Fair Market Value" of a share of Common Stock means, as of a particular Trading Date, (i) if shares of Common Stock are listed on a national securities exchange, the average of the high and low sales prices of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the NASDAQ National Market System, the average of the high and low sales prices of Common Stock reported by the NASDAQ National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the average of the high and low sales prices on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the NASDAQ National Market System, or, if not
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reported by the NASDAQ National Market System, by the National Quotation Bureau
Incorporated or (iv) if shares of Common Stock are not publicly traded, the value determined by an independent appraiser appointed by the Company for such purpose.

     (j) "Interest Equivalent" means the entry in a Deferred Compensation Account of an interest credit with respect to a Cash Unit, the interest factor initially being equal to 6.34% per year. Without notice to an Outside Director or any other person, the Interest Equivalent shall automatically be increased or decreased, as the case may be, on the first day of each Plan Year, such that the Interest Equivalent shall then be equal to Company's average cost of funds for the twelve month period ending on September 30 of such year.

     (k) "Outside Director" means an individual duly elected or chosen as a director of the Company who is not also an officer or employee of the Company or any of its affiliates.

     (l) "Plan Quarter" means each of the following three-month periods during a Plan Year: (i) the period commencing on the first day of the Plan Year and ending on and including the day prior to the day which is three months after the first day of the Plan Year, (ii) the period commencing three months after the first day of the Plan Year and ending on and including the day prior to the day which is six months after the first day of the Plan Year, (iii) the period commencing six months after the first day of the Plan Year and ending on and including the day prior to the day which is nine months after the first day of the Plan Year, and (iv) the period commencing nine months after the first day of the Plan Year and ending on and including the day prior to the next following Plan Year.

     (m) "Plan Year" means each 12-month period commencing on the date of the annual meeting of the shareholders of the Company and ending on and including the day prior to the next following annual meeting of the shareholders of the Company, except that the first Plan Year hereunder shall commence on the date of consummation of the merger of TRH, Inc. with into Titan Exploration, Inc. pursuant to the terms of the Agreement and Plan of Merger dated as of December 13, 1999, by and among Union Oil Company of California, the Company, TRH, Inc., and Titan Exploration, Inc. and end on and include the day prior to the 2001 annual meeting of the shareholders of the Company.

     (n) "Required Share Amount" means an amount of money constituting 60% of an Outside Director's Annual Retainer earned by such Outside Director for his services as a director of the Company for a Plan Year, which amount is payable in whole shares of Common Stock pursuant to Section 5(c) hereof.

     (o) "Share Award" means an issuance of shares of Common Stock to an Outside Director pursuant to the provisions of the Plan.

     (p) "Stock Compensation" means the compensation earned by an Outside Director for his services as a director of the Company which is payable in whole shares Common Stock pursuant to Section 5(c).

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     (q)  "Stock Unit" means the entry in a Deferred Compensation Account of a fictional deferred compensation unit equal to one share of Common Stock to be used solely for accounting purposes under this Plan.

     (r) "Term of Office" means the term of office as a director of the Company for which the Outside Director has been elected pursuant to and in accordance with the provisions of the certificate of incorporation and bylaws of the Company.

     (s) "Trading Day" means any day on which the stock exchange or stock market referred to in Section 2(e) hereof is open for trading on a regular basis.

     (t) "Voluntary Share Amount" means the amount of Cash Compensation earned by an Outside Director for a Plan Year which the Outside Director elects to apply to the purchase of shares of Common Stock pursuant to Section 5(b) hereof.

     Section 3.     Plan Administration.  The Committee shall be responsible for
                    -------------------
the administration of the Plan. The Committee shall be appointed by and serve at the pleasure of the Board of Directors and shall be composed solely of at least three members of the Board of Directors who are not Outside Directors.
The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the foregoing, the Committee is authorized to interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company in connection with the operation of the Plan, and make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan. The determinations, interpretations, and other actions of the Board of Directors and the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

     Section 4.     Stock Subject to the Plan.
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     (a) Number of Shares.  Two hundred thousand (200,000) shares of Common
         ----------------
Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan. Shares of Common Stock that are issued pursuant to the Plan shall be applied to reduce the maximum number of shares of Common Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan retain as authorized and unissued Common Stock at least the number of shares from time to time required under the provisions of the Plan or otherwise assure itself of its ability to perform its obligations hereunder. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Board of Directors, in its discretion, shall from time to time determine.

     (b) Adjustments Upon Changes in Common Stock.  In the event the Company
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shall effect a split of the Common Stock or a dividend payable in Common Stock, or in the event the outstanding

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Common Stock shall be combined into a smaller number of shares, then the maximum number of shares of Common Stock that may be issued under the Plan shall be proportionately adjusted by the Board of Directors. In the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, or sale of assets) of the Company, the Board of Directors shall make such adjustments, if any, as it may deem appropriate in the number and kind of shares that are authorized for issuance or are issuable pursuant to the Plan to give effect to such transaction.

     Section 5.     Share Awards Applicable to Retainer.
                    -----------------------------------

     (a) Retainer; Required Share Amount.  The amount of the retainer to be paid
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to each Outside Director for each Plan Year (the "Annual Retainer") shall be determined by the Board of Directors from time to time; 40% of the Annual Retainer shall be the cash component of the retainer, payable as cash compensation (the "Cash Compensation"), and the other 60% of the Annual Retainer shall be the equity component of the retainer, payable in whole shares of Common Stock as the Required Share Amount. The Cash Compensation for each Plan Year shall be payable in installments as of the last day of each Plan Quarter in arrears. An Outside Director who has served in such capacity for less than an entire Plan Quarter shall have his Cash Compensation for such Plan Quarter pro-rated based on his number of days of service as an Outside Director during such Plan Quarter. The Required Share Amount for each Plan Year shall be payable in installments as of the last day of each Plan Quarter in arrears. An Outside Director who has served in such capacity for less than the entire Plan Quarter shall have his Required Share Amount for such Plan Quarter pro-rated based on his number of days of service as an Outside Director during such Plan Quarter.

     (b) Voluntary Share Amount.  For any Plan Year, an Outside Director may
         ----------------------
elect to have up to 100% of his Cash Compensation earned for such Plan Year applied to the purchase of shares of Common Stock pursuant to the provisions of
Section 5(c) hereof. An Outside Director must notify the Company in writing of such election prior to the first day of the Plan Year for which the election is made (or prior to such later date as may be approved by the Committee); provided, however, that a newly elected Outside Director who was not serving as a director of the Company immediately prior to the time of his election to the Board of Directors may make such an election prior to the commencement of such Outside Director's initial Term of Office with respect to Cash Compensation earned by him in the balance of the Plan Year of his initial election to the Board of Directors. Unless otherwise determined by the Committee, a separate election must be made for each Plan Year. An election made pursuant to this
Section 5(b) for a Plan Year shall be irrevocable from and after the first day of such Plan Year; provided, however, that an election made pursuant to this
Section 5(b) during a Plan Year for the remaining portion of such Plan Year shall be irrevocable from and after the date the election is made. Such elections shall be on a form prescribed for this purpose by the Committee.

     (c) Issuance of Shares.  As soon as practicable following the end of each
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Plan Quarter, the Company shall issue to (or with respect to) each Outside
Director, effective as of the last day of such Plan Quarter:

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         (i)    a Share Award equal to a number of whole shares of Common Stock determined by dividing (x) the Required Share Amount earned by such Outside Director for such Plan Quarter by (y) the Fair Market Value of the Common Stock on the last Trading Day of such Plan Quarter or, if such Outside Director did not serve as an Outside Director during the entire Plan Quarter, for that portion of the Plan Quarter during which he served in that capacity,

                                      and

         (ii) a Share Award equal to a number of whole shares of Common Stock determined by dividing (x) such Outside Director's Voluntary Share Amount, if any, for such Plan Quarter by (y) the Fair Market Value of the Common Stock on the last Trading Day of such Plan Quarter or, if such Outside Director did not serve as an Outside Director during the entire Plan Quarter, for that portion of the Plan Quarter during which he served in that capacity.

In the event of the death of an Outside Director during a Plan Quarter, the Share Award with respect to such Outside Director shall be issued to the beneficiary of such Outside Director or, if no beneficiary has been designated by the Outside Director, to the Outside Director's estate. No fractional shares of Common Stock shall be issued by the Company pursuant to this subsection 5(c); cash shall be paid in lieu of factional shares (which amount shall be Cash Compensation for purposes of the Plan).

     Section 6.     Deferral of Director Compensation.  Outside Directors shall
                    ---------------------------------
have the right to defer the receipt of their Stock Compensation and/or Cash Compensation (hereinafter "Director Compensation") in accordance with the following provisions of this Section 6.

     (a) Election to Defer.  An Outside Director may elect to defer the receipt
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of all or a portion of his Cash Compensation and/or Stock Compensation for a
Plan Year in accordance with the provisions of this Section 6 by filing a written election to defer with the Committee. Such election shall be made on a form or forms prescribed for this purpose by the Committee. Such election must include the following: (i) the whole percentage of Cash Compensation and/or Stock Compensation to be deferred; (ii) an irrevocable election of a method of payment as provided in Section 6(f) hereof; and (iii) a designation of beneficiary as provided in Section 6(g) hereof. Except as provided in Section 6(c) hereof, a deferral election shall apply only to Director Compensation to be earned in the Plan Year next following the Plan Year in which the election is made. An election to defer made under this Section 6 shall be irrevocable. For purposes of this Section 6, the term "Participant" means an Outside Director who has elected to defer the receipt of his Director Compensation in accordance with the provisions of this Section 6.

     (b) Amount of Deferral.  The amount of Director Compensation to be deferred
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in any Plan Year shall be designated by the Outside Director as a percentage of
Cash Compensation and/or Stock Compensation in integral multiples of 5%, but shall not be less than 10%.

     (c) Time of Election.  Except as otherwise determined by the Committee, an
         ----------------
election to defer Director Compensation hereunder must be received by the Committee prior to the

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commencement of the Plan Year in which the Director Compensation is earned;
provided, however, that a newly elected Outside Director who was not serving as a director of the Company immediately prior to the time of his election to the Board of Directors may make a deferral election prior to the commencement of such Outside Director's initial Term of Office with respect to Director Compensation earned by him in the balance of the Plan Year of his initial election to the Board of Directors. Unless otherwise determined by the Committee, a separate deferral election must be made for each Plan Year. A deferral election by an Outside Director with respect to Director Compensation in a given year will not preclude a different action by the Outside Director with respect to Director Compensation in subsequent years.

     (d) Deferred Compensation Accounts.  Director Compensation deferred by a
         ------------------------------
Participant pursuant to this Section 6 shall be credited to an account ("Deferred Compensation Account") established by the Company for such Participant. Cash Units in an amount equal to the deferred Cash Compensation shall be credited to the Participant's Deferred Compensation Account at the time the deferred Cash Compensation would otherwise have been paid had no election to defer been made. Stock Units in an amount equal to the deferred Stock Compensation shall be credited to the Participant's Deferred Compensation Account at the time the deferred Stock Compensation would otherwise have been paid had no election to defer been made. The amounts credited to a Participant's Deferred Compensation Account in accordance with this Section 6(d) and the account adjustments made pursuant to Section 6(e) shall represent the total amount of the Company's liability to the Participant for the payment of deferred compensation under this Section 6.

     (e) Account Adjustments.
         -------------------

         (i) As additional deferred compensation for Participants with Cash Units credited to their Deferred Compensation Accounts, the Company shall credit a Participant's Deferred Compensation Account on a quarterly basis with the Interest Equivalent.

         (ii) If a cash dividend is paid on Common Stock, on the date said dividend is paid each Deferred Compensation Account which is then credited with Stock Units shall be further credited with the number of Stock Units equal to the amount of said dividend per share of Common Stock multiplied by the number of Stock Units then credited to such Deferred Compensation Account, with the product thereof divided by the Fair Market Value of the Common Stock on the date such dividend is paid. If the Company effects a split of its shares of common stock or pays a dividend in the form of shares of Common Stock, or if the outstanding shares of Common Stock are combined into a smaller number of shares, the number of Stock Units then credited to each Deferred Compensation Account shall be increased or decreased to reflect proportionately the increase or decrease in the number of outstanding shares of Common Stock resulting from such split, dividend or combination. In the event of a reclassification of shares of Common Stock not covered by the foregoing, or in the event of a liquidation, separation or reorganization (including, without limitation, a merger, consolidation or sale of assets) involving the Company, the Board of Directors of the Company shall make such adjustments, if any, to each Deferred Compensation Account then credited with Stock Units as such Board of Directors in its absolute discretion may deem appropriate.

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     (f) Payment of Deferred Compensation.  All payments of a Participant's
         --------------------------------
Deferred Compensation Account shall be made at, or shall commence on, the first day of the calendar year selected by the Participant in accordance with the provisions of Section 6(a) hereof and this Section 6(f). The date on which payment will commence must be designated by the Outside Director. The Outside Director may elect to defer the receipt of his Director Compensation to: (a) the first day of any calendar year that is at least one year after the calendar year in which the Director Compensation is earned; or (b) the first day of the calendar year following (i) the calendar year in which he retires as a director of the Company; (ii) the calendar year in which his membership on the Board of Directors terminates; or (iii) the calendar year of his death. The benefit commencement date may not be later than the third calendar year following the attainment of mandatory retirement age for directors of the Company. Upon the death of a Participant prior to the final payment of all amounts credited to his Deferred Compensation Account, the balance of the Deferred Compensation Account shall be paid in accordance with the provisions of Section 6(g) hereof commencing on the first day of the calendar year following the year of death. A Participant shall have the option of selecting either a single payment schedule or a series of annual installments (not exceeding ten), provided such election is irrevocable and made at the date of deferral. A Participant shall receive in cash all Cash Units credited to his Deferred Compensation Account. When Stock Units credited to a Deferred Compensation Account maintained by the Company for a Participant become distributable, such Stock Units shall be canceled and the Company shall deliver to such Participant a stock certificate evidencing the Participant's ownership of one share of Common Stock for each Stock Unit so canceled. If the amount credited to a Deferred Compensation Account is paid in installments over a period of years, the provisions of Sections 6(e) shall continue to apply to the amount credited to such account from time to time.

     (g) Designation of Beneficiary.  Each Participant shall name a beneficiary
         --------------------------
to receive any payments due him at the time of his death, with the right to change such beneficiary at any time. In case of a failure to designate a beneficiary or the death of the designated beneficiary without a designated successor, then to the surviving spouse of a deceased Participant, or, if there is no surviving spouse, the children of the Participant in equal shares (the share of any child who predeceases the Participant to go in equal shares to the issue of such deceased child), or if there is no surviving spouse, children, or issue of such children, the estate of the Participant. No designation of beneficiary shall be valid unless in writing signed by the Participant, dated and filed with the Committee. Upon the Participant's death, any balance in his Deferred Compensation Account shall be payable to the Participant's beneficiary under the method elected by the Participant or in such other method as the Committee may determine in its sole discretion.

     (h) Source of Payments.  The Cash and Stock Units credited and the Deferred
         ------------------
Compensation Accounts maintained under this Plan are fictional devices used solely for the accounting purposes of this Plan to determine an amount of money to be paid and a number of shares of Common Stock to be delivered by the Company to a Participant (or designated beneficiary) pursuant to this Plan, and shall not be deemed or construed to create a trust fund or security interest of any kind for or to grant a property interest of any kind to any Participant, designated beneficiary or estate. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind in favor of a Participant or any other person or a fiduciary relationship between the Company and a Participant. Title to the beneficial

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ownership of any assets, whether cash or investments, that the Company may designate to pay the amounts credited to Deferred Compensation Accounts shall at all times remain in the Company, and Participants shall have no property interest whatsoever in any specific assets of the Company. A Participant's interest in his Deferred Compensation Account shall be limited to the right to receive payments pursuant to the terms of the Plan, and such right shall be no greater than the right of any other unsecured general creditor of the Company.

     Section 7.     Plan Amendment, Modification, and Termination.  The Board of
                    ---------------------------------------------
Directors may at any time suspend, terminate, amend, or modify the Plan; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the stockholders of the Company if the Company, on the advice of counsel, determines that stockholder approval is necessary or desirable. No suspension, termination, amendment, or modification of the Plan shall in any manner adversely affect any Share Award theretofore made under the Plan without the consent of the recipient of such award.

     Section 8.     Plan Effectiveness.  The Plan shall become effective on the
                    ------------------
date of consummation of the merger of TRH, Inc. with into the Titan Exploration, Inc. pursuant to the terms of the Agreement and Plan of Merger dated as of December 13, 1999, by and among Union Oil Company of California, the Company, TRH, Inc., and Titan Exploration, Inc., provided the Plan is approved by Union Oil Company of California, the sole shareholder of the Company, prior to such date. If the Plan is not so approved, the Plan shall terminate and all actions hereunder shall be null and void.

     Section 9.     General Provisions.
                    ------------------

     (a) No Continuing Right as Director.  Neither the adoption or operation of
         -------------------------------
the Plan, nor the Plan itself or any document describing or relating to the Plan, or any part hereof, shall confer upon any Outside Director any right to continue as a director of the Company or any affiliate of the Company.

     (b) Nonalienation of Benefits.  No Outside Director shall have the right to
         -------------------------
sell, assign, transfer, or otherwise convey or encumber in whole or in part the right to receive any award or payment under the Plan, except in accordance with the express provisions hereof.

     (c) Binding Effect.  The obligations of the Company under the Plan shall be
         --------------
binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company. The terms and conditions of the Plan shall be binding upon each Outside Director and any other recipient of shares of Common Stock hereunder and each such person's heirs, legatees, distributees, and legal representatives.

     (d) Severability.  If any provision of the Plan or any agreement hereunder
         ------------
is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

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     (e) Expenses.  All expenses incident to the administration, protection, or
         --------
termination of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.

     (f) Notices.  Whenever any notice is required or permitted under the Plan
         -------
or any agreement hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder or under an agreement shall be deemed to be delivered on the date on which it is personally delivered, or on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. The Company or an Outside Director may change, at any time and from time to time, by written notice to the other, the address that it or he had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an agreement shall be delivered or sent (i) to the Outside Director at his address as set forth in the records of the Company or
(ii) to the Company at the principal executive offices of the Company clearly marked "Attention: President".

     (g) No Restriction of Corporate Action.  Nothing contained in the Plan
         ----------------------------------
shall be construed to prevent the Company or any affiliate thereof from taking any corporate action that is deemed by the Company or such affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Share Award made or to be made under the Plan. No Outside Director or other person shall have any claim against the Company or any affiliate thereof as a result of such action.

     (h) Governing Law.  The provisions of the Plan shall be governed by and
         -------------
construed in accordance with the laws of the State of Delaware.

     (i) Miscellaneous.  Headings are given to the sections and subsections of
         -------------
the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

     IN WITNESS WHEREOF, this Plan has been executed as of this 17th day of April, 2000, to be effective as provided in Section 8.

                                    PURE RESOURCES, INC.



                                    By  /s/ Phillip Ballard
                                      ---------------------------------
                                         Name:  Phillip Ballard
                                              -------------------------
                                         Title: Vice President
                                               ------------------------

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